Exhibit 99.1

Walgreens Boots Alliance to Provide Fiscal 2015 Full Year Adjusted Earnings Guidance

as Part of Second Quarter Earnings Announcement

DEERFIELD, Ill., 21 January 2015 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today said it will provide fiscal 2015 full year adjusted earnings guidance as part of its second quarter earnings announcement on 9 April 2015.

“Our goal is to provide the investment community with a better understanding of how we expect our business to perform in this fiscal year, given the impact of the mid-year closing of the Walgreens and Alliance Boots transaction,” said Walgreens Boots Alliance Executive Vice Chairman and Acting CEO Stefano Pessina.

The company intends to continue reporting comparable sales results on a quarterly basis while no longer issuing monthly sales results for its Walgreen Co. subsidiary, effective immediately. Tim McLevish, Walgreens Boots Alliance chief financial officer, said, “Our quarterly reporting will provide a view of our financial performance across the entire company in a single unified report, which wouldn’t be possible through monthly retail sales reports that only reflect part of our business.” Walgreens Boots Alliance is reviewing its quiet period dates in view of this change and plans to post an updated quiet period calendar on its investor relations website when it is finalized.

Shortly after its second quarter earnings announcement, Walgreens Boots Alliance plans to hold its first Analyst Day. The exact date for the Analyst Day will be announced in the near future.

In addition, McLevish said, “Our fiscal 2016 goals that were reaffirmed on last month’s quarterly earnings call remain unchanged.”

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise in the world.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

The company employs over 370,000 people and has a presence in more than 25* countries; it is the largest retail pharmacy, health and daily living destination in the USA and Europe. Including its equity method investments, Walgreens Boots Alliance is the global leader in pharmacy-led, health and wellbeing retail with over 12,800* stores in 11* countries. The company includes the largest global

Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com

pharmaceutical wholesale and distribution network with over 340* distribution centers delivering to more than 180,000† pharmacies, doctors, health centers and hospitals each year in 19* countries. In addition, Walgreens Boots Alliance is the world’s largest purchaser of prescription drugs and many other health and wellbeing products.

Its portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7 and Botanics. More company information is available at www.walgreensbootsalliance.com.

*	As at 30 November 2014 including equity method investments on a pro-forma basis
†	For year ended 30 November 2014 including equity method investments on a pro-forma basis

Media Relations	Contact
USA / Michael Polzin International / Laura Vergani	+1 847 315 2935 +44 (0)207 980 8585

Investor Relations	Contact
US / Ashish Kohli UK / Gerald Gradwell	+1 847 315 3810 +44 (0)207 980 8527

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those described in Item 1A (Risk Factors) of the Walgreen Co. most recent Annual Report on Form 10-K, as amended, which is incorporated herein by reference, and in other documents that Walgreen Co. or Walgreens Boots Alliance, Inc. files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.